UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FVCBANKCORP, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	47 5020283 (IRS Employer Identification Number)

11325 Random Hills Road, Suite 240 Fairfax, Virginia 22030 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates:

333-226942 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.         Description of Registrant’s Securities to be Registered.

The description of the registrant’s common stock, $0.01 par value, contained in the registrant’s registration statement under the Securities Act of 1933 on Form S-1 (No. 333-226942) under the caption “Description of Our Capital Stock”, is incorporated by reference herein and made a part hereof.

Item 2.         Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: September 7, 2018

FVCBANKCORP, INC.

	By:	/s/ David W. Pijor
David W. Pijor
Chief Executive Officer